Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The undersigned hereby consents to the use in Amendment No. 4 of the Registration Statement on Form S-1 of Rex Energy Corporation, and the related prospectus that is a part thereof, of the following reports:

•	our report dated July 2, 2007 relating to our audit of the interim financial statements of Rex Energy Corporation as of March 31, 2007 and for the period from inception to March 31, 2007;

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our report dated April 20, 2007 relating to our audits of the combined financial statements of the Founding Companies of Rex Energy Corporation as of December 31, 2006 and 2005, and for the three years in the period ended December 31, 2006;

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our report dated March 15, 2007 relating to our audits of the consolidated financial statements of Douglas Oil & Gas Limited Partnership as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006;

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our report dated March 15, 2007 relating to our audits of the financial statements of Douglas Westmoreland Limited Partnership as of December 31, 2006 and 2005 and for the years then ended and the period from inception to December 31, 2004;

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our report dated March 15, 2007 relating to our audits of the financial statements of Midland Exploration Limited Partnership as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006;

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our report dated March 15, 2007 relating to our audits of the financial statements of PennTex Resources, L.P. as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006;

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our report dated March 15, 2007 relating to our audits of the financial statements of Rex Energy II Limited Partnership as of December 31, 2006 and 2005 and for the years then ended and the period from inception to December 31, 2004;

•	our report dated March 15, 2007 relating to our audit of the financial statements of Rex Energy III LLC as of December 31, 2006 and for the period from inception to December 31, 2006;

•	our report dated March 15, 2007 relating to our audit of the financial statements of Rex Energy IV, LLC as of December 31, 2006 and for the period from inception to December 31, 2006.

•	our report dated March 15, 2007 relating to our audits of the financial statements of Rex Energy Operating Corp. as of December 31, 2006 and 2005 and for the years then ended;

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our report dated March 15, 2007 relating to our audits of the financial statements of Rex Energy Royalties Limited Partnership as of December 31, 2006 and 2005 for each of the three years in the period ended December 31, 2006;

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our report dated March 15, 2007 relating to our audits of the financial statements of Rex Energy II Alpha Limited Partnership as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and for the period from inception to December 31, 2005;

•	our report dated March 15, 2007 relating to our audits of the financial statements of PennTex Resources Illinois, Inc. as of December 31, 2006 and 2005 and for the years then ended;

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our report dated March 15, 2007 relating to our audits of the financial statements of New Albany-Indiana, LLC as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and for the period from inception to December 31, 2005;

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our report dated April 19, 2007 relating to our audit of the statement of revenues and direct operating expenses of the oil property acquired from ERG Illinois, Inc. for the year ended December 31, 2004;

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our report dated April 11, 2007 relating to our audits of the statements of revenues and direct operating expenses of the oil property acquired from Hux Oil Corp. and Pioneer Oil Company, Inc. for the period from January 1, 2005 to November 30, 2005 and for the year ended December 31, 2004;

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our report dated April 11, 2007 relating to our audits of the statements of revenues and direct operating expenses of the oil property acquired from National Energy Corporation for the period from January 1, 2005 through June 30, 2005 and the year ended December 31, 2004;

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our report dated April 11, 2007 relating to our audits of the statements of revenues and direct operating expenses of the oil property acquired from Team Energy L.L.C. for the period from January 1, 2006 through May 31, 2006 and the years ended December 31, 2005 and 2004;

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our report dated April 11, 2007 relating to our audits of the statements of revenues and direct operating expenses of the Team Energy non-operated oil property acquired for the period from January 1, 2006 through May 31, 2006 and the years ended December 31, 2005 and 2004; and

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our report dated April 19, 2007 relating to our audit of the statement of revenues and direct operating expenses of the oil property acquired from Tsar Energy II, L.L.C. for the period from January 1, 2006 through September 30, 2006.

We further consent to the reference to this firm under the heading “Experts” in such prospectus.

/s/ Malin, Bergquist & Company, LLP

Pittsburgh, Pennsylvania

July 20, 2007